Exhibit 2

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into as of this 25th day of February, 2002, by and among PUBLIC STORAGE, INC., a California corporation ("PSI"), PS Partners V Merger Co., Inc., a California corporation ("Sub") and PS Partners V, Ltd., a California Limited Partnership ("PSP").

         A. This Agreement provides for the merger of Sub, a wholly-owned, second tier subsidiary of PSI, with and into PSP in accordance with the applicable provisions of the California Revised Limited Partnership Act (the "CRLPA") and the Certificate of Merger in the form prescribed by the California Secretary of State as provided in Section 15678.4 of the CRLPA (the "Certificate of Merger").

         B. The  Board  of  Directors  of PSI and the  general  partners  of PSP believe  that it is in the  best  interests  of PSI and PSP to  enter  into  and complete this Agreement and they have approved this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, the parties agree as follows:

         1.   Adoption  of  Plan.   The  parties   hereby   adopt  the  Plan  of
Reorganization hereinafter set forth.

         2. The Merger.

                2.1 Completion of the Merger. At the Effective Time (as defined below), Sub will be merged with and into PSP (the "Merger") in accordance with the terms, conditions and provisions of this Agreement and the Certificate of Merger. The Merger shall become effective at the time at which the Certificate of Merger is filed with the California Secretary of State in accordance with the CRLPA, except that if the Certificate of Merger specifies a date subsequent to the date of such filing on which the Merger is to become effective, the Merger shall be effective on such specified subsequent date (the "Effective Time"). Sub and PSP are sometimes collectively referred to herein as the "Constituent Entities" and PSP, as the surviving entity in the Merger, is sometimes referred to herein as the "Surviving Entity."

                2.2 Effect of the Merger. At the Effective Time:

                        2.2.1 Constituent Entities. The separate corporate existence of Sub shall cease and the Surviving Entity shall thereupon succeed, without other transfer, to all the rights and property of Sub and shall be subject to all the debts and liabilities of Sub in the same manner as if the Surviving Entity had itself incurred them; all rights of creditors and all liens upon the property of each of the Constituent Entities shall be preserved unimpaired, provided that such liens upon property of Sub shall be limited to the property affected thereby immediately prior to the Effective Time; and any action or proceeding pending by or against Sub may be prosecuted to judgment, which shall bind the Surviving Entity, or the Surviving Entity may be proceeded against or substituted in its place.

                        2.2.2 Partnership Agreement. The partnership agreement of PSP in effect at the Effective Time shall continue in full force and effect until amended or terminated as provided in such partnership agreement or as provided by law.

                        2.2.3 General Partners. The general partners of PSP shall remain as its general partners with the same interests in PSP that they owned at the Effective Time.

                2.3 Conversion of Partnership Units. The manner of converting the outstanding units of limited partnership interest of PSP (the "Units") into cash and/or shares of Common Stock ($.10 par value) of PSI (the "PSI Shares") shall be as follows:

                        2.3.1 Cash Election. At the Effective Time, each Unit as to which a cash election has been made in accordance with the provisions of
Section 2.5 hereof and has not been  revoked,  relinquished  or lost pursuant to
Section 2.5 hereof (the "Cash Election Units") shall be converted into and shall represent the right to receive $596 in cash (the "Cash Election Price"). As soon as practicable after the Effective Time, the registered holders of Cash Election Units shall be paid the cash to which they are entitled hereunder in respect of such Cash Election Units.

                        2.3.2 Share Exchange. At the Effective Time, subject to Sections 2.4 and 2.5 hereof, each Unit (other than Cash Election Units and Units owned by the parent of Sub) shall be converted into that number of PSI Shares equal to, rounded to the nearest thousandth, the quotient (the "Conversion Number") derived by dividing $596 by the average of the per share closing prices on the New York Stock Exchange, Inc. (the "NYSE") of PSI Shares during the 20 consecutive trading days ending on the fifth trading day prior to the Effective Time. If, prior to the Effective Time, PSI should split or combine the PSI Shares, or pay a stock dividend, the Conversion Number will be appropriately adjusted to reflect such action.

                2.4 No Fractional Shares. Notwithstanding any other term or provision of this Agreement, no fractional PSI Shares and no certificates or script therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu of any such fractional share interests, each holder of Units who would otherwise be entitled to such fractional share will receive a whole PSI Share if such fractional share to which such holder would otherwise have been entitled is .5 of an PSI Share or more, and such fractional share shall be disregarded if it represents less than .5 of an PSI Share; provided, however, that, such fractional share shall not be disregarded if such fractional share to which such holder would otherwise have been entitled represents .5 of 1% or more of the total number of PSI Shares such holder is entitled to receive in the Merger. In such event, such holder shall be paid an amount in cash (without interest), rounded to the nearest $.01, determined by multiplying (i) the per share closing price on the NYSE of the PSI Shares at the Effective Time by (ii) the fractional interest.

                2.5 Procedure for Cash Election. At the time of the mailing of the Information Statement provided for in Section 6.5 hereof, PSI will send to each holder of record of Units a cash election form (the "Form of Election") providing such holder with the option to elect to receive the Cash Election Price with respect to all of such holder's Units. Any such election to receive the cash payment contemplated by Section 2.3.1 hereof shall have been properly made only if BankBoston, N.A. (the "Exchange Agent") shall have received at its designated office, by 5:00 p.m., New York time, on the last business day preceding the Effective Time, a Form of Election properly completed, as set forth in such Form of Election. Any Form of Election may be revoked by the person submitting the same to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York time, on the last business day before the Effective Time. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by the parties hereto that the Merger have been abandoned. The Exchange Agent may determine whether or not elections to receive cash have been properly made or revoked pursuant to this Section 2.5, and any such determination shall be conclusive and binding. If the Exchange Agent determines that any election to receive cash was not properly or timely made, the Units covered thereby shall not be treated as Cash Election Units, and shall be converted in the Merger as provided in Section 2.3.2 hereof. The Exchange Agent may, with the agreement of PSI and PSP, establish such procedures, not inconsistent with this Section 2.5, as may be necessary or desirable to implement this Section 2.5.

                2.6 Conversion of Shares. At the Effective Time, the shares of capital stock of Sub shall be converted into an aggregate of 148,000 Units.

                2.7 Cancellation of Units Owned by Parent of Sub. At the Effective Time, any Units owned by the parent of Sub (other than Units acquired pursuant to Section 2.6 hereof) shall be cancelled and retired and no shares shall be issuable, and no cash shall be exchangeable, with respect thereto.

                2.8 Delivery of Certificates. After the Effective Time, each holder of Units which were converted into PSI Shares pursuant to Section 2.3.2 shall be entitled to receive a certificate representing the number of whole PSI Shares into which such Units shall have been converted as provided in Section
2.3.2 hereof and cash payment in lieu of fractional share interests, if any, as provided in Section 2.4 hereof.

         3. Closing.

                3.1 Time and Place of Closing. If this Agreement is approved by the limited partners of PSP, a meeting (the "Closing") shall take place as promptly as practicable thereafter at which the applicable parties will exchange certificates and other documents as required by this Agreement. Such Closing shall take place at such time and place as PSI may designate. The date of the Closing shall be referred to as the "Closing Date."

                3.2 Execution and Filing of Certificate of Merger. At or before the Closing and after approval of the limited partners of PSP, the applicable parties shall execute the Certificate of Merger for filing with the California
Secretary of State. The Certificate of Merger shall be duly filed with the California Secretary of State in accordance with the CRLPA.

         4. Representations, Warranties and Agreements of PSP. PSP represents, warrants and agrees with PSI that:

                4.1 Authorization. Subject to approval of this Agreement by the limited partners of PSP, (i) the execution, delivery and performance of this Agreement by PSP has been duly authorized and approved by all necessary action of PSP, and (ii) PSP has necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

                4.2 Organization and Related Matters. PSP is a limited partnership duly organized, existing and in good standing under the laws of the State of California with all requisite power and authority to own, lease and operate its properties and to carry on its business as and where now owned, leased, operated or carried on, as the case may be; and is duly qualified to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on its business, properties, results of operations or financial condition.

                4.3 Units. PSP has outstanding 148,000 Units, all of which have been duly and validly authorized and issued, and are fully paid and nonassessable. There are no options or agreements to which PSP is a party or by which it is bound calling for or requiring the issuance of additional Units.

                4.4 Consents and Approvals; No Violation. Assuming approval of the Merger and of this Agreement by the limited partners of PSP, neither the execution and delivery of this Agreement nor the consummation by PSP of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of its partnership agreement; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (C) the filing of the Certificate of Merger pursuant to the CRLPA, (D) as may be required by any applicable state securities or takeover laws, or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on PSP or adversely affect the ability of PSP to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which PSP is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on PSP or adversely affect the ability of PSP to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 4.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to PSP or its properties or assets, except for violations which would not in the aggregate have a material adverse effect on PSP or adversely affect the ability of PSP to consummate the transactions contemplated hereby.

                4.5 Litigation. There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of PSP, threatened against PSP or involving any of its properties or assets.

                4.6 SEC Reports. Since January 1, 1998, PSP has filed all forms, reports and documents with the Securities and Exchange Commission ("SEC") required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated by the SEC thereunder, all of which complied in all material respects with all applicable requirements of the federal securities laws and such rules and regulations (collectively, the "PSP SEC Reports"). None of the PSP SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                4.7 Financial Statements. The financial statements included in the PSP SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of PSP as of their respective dates, and the results of operations of PSP for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                4.8 Absence of Certain Changes or Events. Since January 1, 2000, the business of PSP has been carried on only in the ordinary and usual course and there has not been any material adverse change in its business, results of operations or financial condition, or any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that would materially and adversely affect its properties, business or results of operations.

                4.9 S-4 Registration Statement and Information Statement. None of the information supplied or to be supplied by PSP for inclusion or incorporation by reference in the S-4 Registration Statement or the Information Statement (as such terms are defined in Section 6.5 hereof) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Information Statement, at the time of the mailing of the Information Statement and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                4.10 Insurance. All material insurance of PSP is currently in full force and effect and PSP has reported all claims and occurrences to the extent required by such insurance.

                4.11 Disclosure. The representations and warranties by PSP in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         5. Representations, Warranties and Agreements of PSI. PSI hereby represents, warrants and agrees with PSP that:

                5.1 Authorization. The execution, delivery and performance of this Agreement by PSI have been duly authorized and approved by all necessary corporate action of PSI, and PSI has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

                5.2 Organization and Related Matters. PSI is a corporation duly organized, existing and in good standing under the laws of the State of California, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as and where now owned, leased, operated or carried on, as the case may be; and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on the business, properties, results of operations or financial condition of PSI.

                5.3 Capital Stock. The authorized capital stock of PSI consists solely of (i) 200,000,000 shares of Common Stock ($.10 par value), 113,636,305 of which were issued and outstanding as of September 30, 2001, (ii) 7,000,000 shares of Class B Common Stock ($.10 par value), all of which were issued and outstanding as of September 30, 2001, (iii) 50,000,000 shares of Preferred Stock ($.10 par value), 11,161,500 of which were issued and outstanding as of September 30, 2001 and (iv) 200,000,000 shares of Equity Stock ($.01 par value), 4,523,220.338 of which were issued and outstanding at September 30, 2001. All of the issued and outstanding shares of Common Stock, Class B Common Stock, Preferred Stock and Equity Stock of PSI have been duly and validly authorized and issued, and are fully paid and nonassessable. The issuance of the PSI Shares in the Merger has been duly and validly authorized and, when issued and delivered as provided in this Agreement, the PSI Shares will have been duly and validly issued, fully paid and nonassessable; and the shareholders of PSI have no preemptive rights with respect to any shares of capital stock of PSI.

                5.4 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement nor the consummation by PSI of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of its Articles of Incorporation or Bylaws; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the applicable requirements, if any, of the HSR Act, (B) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (C) the filing of the Certificate of Merger pursuant to the CRLPA, (D) as may be required by any applicable state securities or takeover laws, or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on PSI or adversely affect the ability of PSI to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which PSI is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on PSI or adversely affect the ability of PSI to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to PSI or its properties or assets, except for violations which would not in the aggregate have a material adverse effect on PSI or adversely affect the ability of PSI to consummate the transactions contemplated hereby.

                5.5 Litigation. There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of PSI, threatened against PSI or involving any of its properties or assets.

                5.6 SEC Reports. Since January 1, 1998, PSI has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated by the SEC thereunder, all of which complied in all material respects with all applicable requirements of the federal securities laws and such rules and regulations (collectively, the "PSI SEC Reports"). None of the PSI SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                5.7 Financial Statements. The financial statements included in PSI's SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of PSI as of their respective dates, and the results of operations of PSI for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                5.8 Absence of Certain Changes or Events. Since January 1, 2000, the business of PSI has been carried on only in the ordinary and usual course and there has not been any material adverse change in its business, results of operations or financial condition, or any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that would materially and adversely affect its properties, business or results of operations.

                5.9 S-4 Registration Statement and Information Statement. None of the information supplied or to be supplied by PSI for inclusion or incorporation by reference in the S-4 Registration Statement or the Information Statement (as those terms are defined in Section 6.5 hereof) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Information Statement, at the time of the mailing of the Information Statement and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                5.10 Insurance. All material insurance of PSI is currently in full force and effect and PSI has reported all claims and occurrences to the extent required by such insurance.

                5.11 Disclosure. The representations and warranties by PSI in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         6. Covenants and Agreements.

                6.1 Ordinary Course. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, each of PSI and PSP will carry on its business in the ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to: (a) preserve intact its present business, organization and goodwill, (b) maintain all permits, licenses and authorizations required by applicable laws, and (c) keep available the services of its present employees and preserve its relationships with customers, suppliers, lenders, lessors, governmental entities and others having business or regulatory dealings with it. PSP will not issue any Units or debt securities convertible into Units. PSI and PSP will promptly notify the other of any event or occurrence not in the ordinary and usual course of business or which may have a material adverse effect on the properties or financial condition of such party.

                6.2 Action by PSP. PSP will take all action necessary in accordance with applicable law as promptly as practicable to secure approval of this Agreement, it being understood that the principal terms of the Agreement must be approved by the affirmative vote of a majority of the outstanding Units.

                6.3 Vote by PSI. PSI agrees to cause its subsidiary to vote its Units in favor of the Merger prior to the mailing of the Information Statement.

                6.4 Acquisition Proposals. PSP will not initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, share exchange or similar transaction involving PSP, or any purchase of all or any significant portion of its assets, or any equity interest in it, other than the transactions contemplated hereby (an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal; provided, however, that PSP's general partners may furnish or cause to be furnished information and may participate in such discussions and negotiations through its representatives with persons who have sought the same if the failure to provide such information or participate in such negotiations and discussions might cause the general partners of PSP to breach their fiduciary duty to the limited partners of PSP under applicable law as advised by counsel. PSP will notify PSI immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with PSP, and will keep PSI informed of the status and terms of any such proposals and any such negotiations or discussions.

                6.5 Registration and Information Statement. PSP will promptly prepare and file with the SEC a preliminary information statement and notice of action without a meeting in connection with the approval of the Merger by the limited partners of PSP. PSI will, as promptly as practicable, prepare and file with the SEC a registration statement on Form S-4 (the "S-4 Registration Statement"), containing an information statement, notice of action without a meeting and prospectus, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of the PSI Shares to be issued to holders of Units in the Merger (such information statement, notice of action without a meeting and prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms to be mailed to the limited partners of PSP, being herein called the "Information Statement"). PSI and PSP will use their best efforts to have or cause the S-4 Registration Statement to be declared effective as promptly as practicable, and also will take any other action required to be taken under federal or state securities laws, and PSP will use its best efforts to cause the Information Statement to be mailed to its limited partners at the earliest practicable date. PSP agrees that if at any time prior to the Effective Time any event with respect to PSP should occur which is required to be described in an amendment of, or a supplement to, the Information Statement or the S-4 Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the limited partners of PSP and
(ii) the Information Statement will (with respect to PSP) comply as to form in all material respects with the requirements of the federal securities laws. PSI agrees that (i) if at any time prior to the Effective Time any event with respect to PSI should occur which is required to be described in an amendment of, or a supplement to, the Information Statement or the S-4 Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the limited partners of PSP and (ii) the Information Statement will (with respect to PSI) comply as to form in all material respects with the requirements of the federal securities laws.

                6.6 Best Efforts. Each of PSI and PSP shall: (i) promptly make its respective filings and thereafter make any other required submissions under all applicable laws with respect to the Merger and the other transactions contemplated hereby; and (ii) use its best efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

                6.7 Registration and Listing of PSI Shares. PSI will use its best efforts to register the PSI Shares under the applicable provisions of the Securities Act and to cause the PSI Shares to be listed for trading on the NYSE upon official notice of issuance.

                6.8 Distributions. PSP will not, at any time prior to the Effective Time, declare or pay any cash distributions to its limited partners, except (i) regular quarterly distributions at a quarterly rate not in excess of $6.62 per Unit and (ii) distributions to limited partners of record immediately prior to the Effective Time in an aggregate amount equal to the amount by which the estimated Net Asset Value of PSP (as defined below) as of the Effective Time exceeds $596 per Unit. For this purpose, the Net Asset Value of PSP is the sum of (a) PSP's share of the fair market value as of December 31, 2001 of the 33 improved properties in which PSP has an interest, as determined by appraisal by The Nicholson Group, Ltd., (b) the book value of PSP's non-real estate assets (excluding marketable securities) as of the date of determination and (c) the fair value of PSP's partnership interests in PS Business Parks, L.P. based on the average of the per share closing prices on the American Stock Exchange of the shares of common stock of PS Business Parks, Inc. during the 20 consecutive trading days ending on the fifth trading day prior to the Effective Time and less (d) PSP's liabilities as of the date of determination. The determination of book value and liabilities shall be from PSP's financial statements prepared in accordance with generally accepted accounting principles on a basis consistent with prior periods.

         7. Conditions.

                7.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions, any or all of which may be waived in whole or in part, to the extent permitted by applicable law:

                        7.1.1 Limited Partner Approval. This Agreement and the transactions contemplated hereby shall have been duly approved by the limited partners of PSP as contemplated by Section 6.2.

                        7.1.2 Governmental and Regulatory Consents. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the expiration of the waiting period requirements of the HSR Act) shall have been made or obtained (as the case may
be) without material restrictions, except where the failure to obtain such consents, approvals, permits and authorizations could not reasonably be expected to have a material adverse effect on PSI or PSP.

                        7.1.3 Litigation. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) or taken any action which prohibits the consummation of the transactions contemplated by this Agreement and no legal action challenging such transactions shall be pending.

                        7.1.4 Registration Statement. The S-4 Registration Statement shall have been declared effective and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under federal and state securities laws relating to the issuance or trading of the PSI Shares shall have been received.

                        7.1.5 Listing of PSI Shares on NYSE. The PSI Shares shall have been approved for listing on the NYSE upon official notice of issuance.

                        7.1.6 Fairness Opinion. PSP shall have received the opinion of Robert A. Stanger & Co., Inc. in form and substance satisfactory to it to the effect that the consideration to be received by the public limited partners of PSP in the Merger is fair to such public limited partners from a financial point of view, and such opinion shall not have been withdrawn or revoked.

                7.2 Conditions to Obligations of PSI. The obligations of PSI to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, which may be waived in whole or in part by PSI to the extent permitted by applicable law:

                        7.2.1 Accuracy of Representations; Performance of Agreements. Each of the representations and warranties of PSP contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date) and PSP shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

                        7.2.2 Certificate of General Partners. PSI shall have received such certificates of the general partners of PSP as PSI may reasonably request in connection with the Closing, to the effect that, to the best of their knowledge, all representations and warranties of PSP contained in this Agreement are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and PSP has performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by PSP at or prior to the Closing.

                        7.2.3 Title to Properties; Environmental Audits. PSI in its sole discretion shall be satisfied as to the status of title to (including the existence and effect of liens and encumbrances), and the results of an environmental audit of, each of the real properties owned by PSP.

                        7.2.4 Trading Price of PSI Shares. The average of the per share closing prices of the PSI Shares on the NYSE during the 20 consecutive trading days ending on the fifth trading day prior to the Effective Time (the "Average PSI Share Price") shall be not less than $34.

                7.3 Conditions to Obligations of PSP. The obligations of PSP to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, which may be waived in whole or in part by PSP to the extent permitted by applicable law.

                        7.3.1 Accuracy of Representations; Performance of Agreements. Each of the representations and warranties of PSP contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date) and PSI shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

                        7.3.2 Certificate of Officers. PSP shall have received such certificates of officers of PSI as PSP may reasonably request in connection with the Closing, including upon request a certificate satisfactory to PSP of the Chief Executive Officer and the Chief Financial Officer of PSI, to the effect that, to the best of their knowledge, all representations and warranties of PSI contained in this Agreement are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and PSI has performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

         8. Termination.

                8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after limited partner approval, by the mutual written consent of PSI and PSP.

                8.2 Termination by PSI or PSP. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of PSI or by the general partners of PSP if (i) the Merger shall not have been consummated by December 31, 2002 (provided that the right to terminate this Agreement under this Section 8.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (ii) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or (iii) the limited partners of PSP shall have failed to approve this Agreement and the transactions contemplated hereby.

                8.3 Termination by PSI. This Agreement may be terminated by PSI, and the Merger may be abandoned at any time prior to the Effective Time, as to the defaulting party if (i) PSP shall have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by such party at or prior to such date of termination, which failure to comply has not been cured within five business days following notice to such party of such failure to comply, or (ii) any representation or warranty of PSP contained in this Agreement shall not be true in all material respects when made, which inaccuracy or breach (if capable of cure) has not been cured within five business days following notice to PSP of the inaccuracy or breach, or on and as of the Closing as if made on and as of the Closing Date.

                8.4 Termination by PSP. This Agreement may be terminated by PSP and the Merger may be abandoned at any time prior to the Effective Time, before or after limited partner approval, if (i) PSI shall have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by PSI at or prior to such date of termination, which failure to comply has not been cured within five business days following notice to PSI of such failure to comply, or (ii) any representation or warranty of PSI contained in this Agreement shall not be true in all material respects when made, which inaccuracy or beach (if capable of cure) has not been cured within five business days following notice to PSI of the inaccuracy or breach, or on and as of the Closing as if made on and as of the Closing Date.

                8.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Section 8, no party (or any directors, officers, employees, agents or representatives of any party) shall have any liability or further obligation to any other party or any person who controls a party within the meaning of the Securities Act, except as provided in Section 9.1 and except that nothing herein will relieve any party from liability for any breach of this Agreement.

         9. Miscellaneous.

                9.1 Payment of Expenses. If the Merger is consummated, PSI shall pay all the expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. If the Merger is not consummated, each of PSI and PSP shall pay its own expenses, except that any expenses incurred in connection with the printing of the S-4 Registration Statement and the Information Statement, the real estate appraisals and environmental audits of the properties of PSP and preparation for real estate closings, and any filing fees under the HSR Act, the Securities Act and the Securities Exchange Act of 1934, as amended shall be paid 50% by PSI and 50% by PSP.

                9.2 Survival of Representations, Warranties and Covenants. The respective representations and warranties of PSI and PSP contained herein or in any certificate or document delivered pursuant hereto shall expire with and be terminated and extinguished by the effectiveness of the Merger and shall not survive the Effective Time. The sole right and remedy arising from a misrepresentation or breach of warranty, or from the failure of any of the conditions to be met, shall be the termination of this Agreement by the other party. This Section 9.2 shall not limit any covenant or agreement of the parties, which by its terms contemplates performance after the Effective Time.

                9.3 Modification or Amendment. The parties may modify or amend this Agreement by written agreement authorized by the Board of Directors of PSI and the general partners of PSP and executed and delivered by the parties; provided, however, that after approval of this Agreement by the limited partners of PSP, no amendment shall be made which changes any of the principal terms of the Merger or this Agreement, without the approval of such limited partners.

                9.4 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

                9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

                9.6 Interpretation. This Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party. Each of the capitalized terms defined in this Agreement shall, for all purposes of this Agreement (and whether defined in the plural and used in the singular, or vice versa), have the respective meaning assigned to such term in the Section in which such meaning is set forth. References in this Agreement to "parties" or a "party" refer to parties to this Agreement unless expressly indicated otherwise. At each place in this Agreement where the context so requires, the masculine, feminine or neuter gender includes the others and the singular or plural number includes the other. "Including" means "including without limitation."

                9.7 Headings. The descriptive headings contained in the Sections and subsections of this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                9.8 Parties in Interest. This Agreement, and the rights, interests and obligations created by this Agreement, shall bind and inure to the benefit of the parties and their respective successors and permitted assigns, and shall confer no right, benefit or interest upon any other person, including shareholders of the respective parties.

                9.9 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by U.S. mail, postage prepaid, addressed as follows or such other address as the party to be notified has furnished in writing by a notice given in accordance with this Section 9.9:

                        If to PSI or to Sub:

                        Public Storage, Inc.
                        701 Western Avenue
                        Glendale, California 91201-2397
                        Attention:  Harvey Lenkin
                                    President

                        If to PSP:

                        PS Partners V, Ltd., a California Limited Partnership c/o Public Storage, Inc.
                        701 Western Avenue
                        Glendale, California 91201-2397
                        Attention:  Harvey Lenkin
                                    President

Any such notice or communication shall be deemed given as of the date of delivery, if delivered personally, or on the second day after deposit with the U.S. Postal Service, if sent by U.S. mail.

                9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same agreement.

                9.11 Assignment. No rights, interests or obligations of either party under this Agreement may be assigned or delegated without the prior written consent of the other party.

                9.12 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations, representations and discussions, whether written or oral.

                9.13 Severable Provisions. If any of the provisions of this Agreement may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                                     PUBLIC STORAGE, INC.

                                     By:  /s/ HARVEY LENKIN
                                          -----------------
                                          Harvey Lenkin
                                          President


                                     PS PARTNERS V, LTD.,
                                     a California Limited Partnership

                                     By:  Public Storage, Inc.,
                                          General Partner

                                     By:  /s/ HARVEY LENKIN
                                          -----------------
                                          Harvey Lenkin
                                          President

                                     By:  /s/ B. WAYNE HUGHES
                                          -------------------
                                          B. Wayne Hughes
                                          General Partner


                                     PS PARTNERS V MERGER CO., INC.

                                     By:  /s/ HARVEY LENKIN
                                          -----------------
                                          Harvey Lenkin
                                          President